Exhibit 4.19

AMENDMENT TO THE CONTACT CENTER SERVICE AGREEMENT BETWEEN ORBITALL SERVIÇOS E PROCESSAMENTO DE INFORMAÇÕES COMERCIAIS S.A. AND TNL CONTAX S.A.

IDENTIFIED AS CN 0988/04

Through this particular Instrument, ORBITALL SERVIÇOS E PROCESSAMENTO DE INFORMAÇÕES COMERCIAIS S.A., current denomination of ORBITALL SERVIÇOS E PROCESSAMENTO DE INFORMAÇÕES COMERCIAIS LTDA, a corporation with registered offices at Rua Manoel Coelho, no. 600, 1º Piso, in the city of São Caetano do Sul, State of São Paulo, enrolled under the Corporate Taxpayer´s ID (CNPJ/MF) number 00.006.878/0001-34, hereinafter referred to as ORBITALL, and TNL CONTAX S.A., a corporation with registered offices at Rua da Passeio, nº 48 ao 56 - parte, downtown, in the city and State of Rio de Janeiro, enrolled under the Corporate Taxpayer´s ID (CNPJ/MF) number 02.757.614/0001-48, hereinafter referred to as PARTNER, with their legal representatives signatures according to their by-laws, in common agreement, starting from the date of signature of this Instrument, amend the Terms and Conditions of the Contact Center Service Agreement identified as CN 0988/04, signed on April 4, 2004, hereinafter referred to as the AGREEMENT, as follows:

1.     Term of the validity of the Agreement – The Agreement now runs until December 31, 2009, and may be extended as long as agreed between the parties.

2.      Automatic Renewal – This Instrument is automatically renewed if the new business model to be agreed by the Parties has an implementation date later than December 31, 2009.

3.     Ratification of the clauses – Remain in force and unchanged other contractual terms which were not subject to the present agreement, fully ratified by the parties.

In witness whereof, the parties execute this present instrument in two (2) counterparts of equal content and form, before two (2) witnesses.

São Paulo, April 1, 2009.

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ORBITALL SERVIÇOS E PROCESSAMENTO DE

INFORMAÇÕES COMERCIAIS

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TNL CONTAX S.A.

WITNESSES

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  Name:                                                               Name:

  CPF/ME:                                                            CPF/ME: